Exhibit 99.1

Boxlight Reports Second Quarter 2021 Financial Results

●	Revenue increased by 497% to $46.8 million

●	Customer orders increased by 986% to $76.0 million

●	Income before tax increased by $1.7 million to $0.3 million

●	A change in UK corporation tax effective April 2023 resulted in a $2.2 million Deferred Tax Liability adjustment and additional income tax expense in the quarter

●	Net loss per common share improved by $0.04 to $(0.04)

●	Adjusted EBITDA improved by $5.4 million to $5.4 million

●	Ended quarter with $48.0 million of Backorders, $7.4 million Cash, $26.7 million Working Capital and $51.1 million Stockholders’ Equity

●	Expect Q3 2021 Revenue of $60 million, Adjusted EBITDA greater than $7 million and positive Net Income

Lawrenceville, GA – Business Wire – August 12, 2021 – Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”), a leading provider of interactive technology solutions, today announced the Company’s financial results for the second quarter ended June 30, 2021.

Key Financial Highlights for Q2 2021 as Compared to Q2 2020

●	Revenues increased by 497% to $46.8 million

●	Customer orders increased by 986% to $76.0 million

●	Gross profit margin was 27.5%, as adjusted for the net effect of acquisition-related purchase accounting, increased to 29.1%, an improvement of 16 basis points

●	Net loss per common share improved by $0.04 to $(0.04)

●	Adjusted EBITDA improved by $5.4 million to $5.4 million

●	Working capital improved by 575% to $26.7 million

●	Ended the quarter with $48.0 million of backorders, $7.4 million cash and $51.1 million stockholders’ equity

Key Business Highlights for Q2 2021

●	Received significant customer orders of $15.8 million from D&H Distributing (U.S.), $12.5 million from Tierney (U.S.), $3.5 million from Data Projections (U.S.), $2.5 million from IDNS (U.K.), $2.4 million from ASI (Australia), $2.1 million from Interactive AV (South Africa), and $1.5 million from EET Europarts (Finland).

●	Published twelve case studies for successful technology implementations including Clelian Heights School for Exceptional Children, Greensburg, PA; Shamrock Independent School District, Shamrock,TX; The British Computer Society, London, UK; Brussels School Group, Brussels, Belgium; and Horsley Park Public School, Sydney, Australia.

●	Received recognition at the Cool Tool Finalist Awards, the InAVation Awards and The EdTech Breakthrough Awards for our software platforms, accessories, professional development content, STEM solutions and overall business growth.

●	Joined the Google Cloud Partner Advantage program as a service partner giving Google Cloud educators the ability to receive specialized professional development focused on Google Cloud tools.

●	Launched Boxlight Financial Services, a strategic customer financing program created in partnership with TEQlease Capital, to provide customers flexible payment plans.

●	Released ClevertouchLive, a new digital signage Content Management Platform enabling customers to manage all their Clevertouch devices from a single content management platform.

●	Announced our U.S. enterprise sales division focusing on corporate, government, higher education and house of worship customers.

Management Commentary

“We delivered another record quarter, again outperforming both our external guidance and internal targets,” commented Michael Pope, Chairman and Chief Executive Officer.

“For the first half of 2021, we generated $124 million in orders, $80 million in revenue and $7 million in Adjusted EBITDA. We are fulfilling our commitment to rapid growth and improved profitability. Our vision is to become the industry leader, and we made significant strides toward reaching that goal during the second quarter.

“Entering our seasonally strongest quarter, we expect to report the third quarter with revenue of $60 million, Adjusted EBITDA greater than $7 million and positive Net Income.”

Financial Results for the Three Months Ended June 30, 2021

Revenues for the three months ended June 30, 2021 were $46.8 million as compared to $7.8 million for the three months ended June 30, 2020, resulting in a 497% increase due primarily to the acquisition of Sahara in September 2020 and increased demand for our solutions.

Gross profit for the three months ended June 30, 2021 was $12.8 million as compared to $2.7 million for the three months ended June 30, 2020. The gross profit margin for the three months ended June 30, 2021 was 27.5%, and adjusted for the net effect of acquisition-related purchase accounting, the margin was 29.1%, as compared to the 34.4% gross margin, as adjusted, reported for the three months ended June 30, 2020. As reported in Q1 2021, gross margins have been adversely impacted by approximately four percentage points due to increased freight and customs costs caused by supply chain challenges associated with the effects of the Covid-19 pandemic; this is anticipated to continue throughout 2021.

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Total operating expenses for the three months ended June 30, 2021 were $11.3 million as compared to $3.5 million for the three months ended June 30, 2020. The increase primarily resulted from additional overhead costs associated with the acquired Sahara operations in September 2020.

Other income (expense) for the three months ended June 30, 2021 was net expense of $(1.3) million, as compared to net expense of $(0.6) million for the three months ended June 30, 2020. The increase in other expense was due to $0.1 million of increased interest expense associated with increased borrowings, $0.6 million of losses recognized on the settlement of certain debt obligations that were exchanged for common shares, and $0.1 million of additional gains that were recognized in 2021 upon the remeasurement of certain derivative liabilities associated with common stock warrants.

The Company reported a net loss of $(2.2) million for the three months ended June 30, 2021 as compared to a net loss of $(1.4) million for the three months ended June 30, 2020. Our UK deferred tax liabilities required remeasurement in the quarter to book an expense of $2.2M, following a change to the UK income tax rate in June 2021. Finance Bill 2021 (“the Bill”) provides for an increase in the UK statutory tax rate to 25% (from 19%) for taxpayers with profits over £250K beginning April 1, 2023.

The net loss attributable to common shareholders was $(2.2) million and $(1.4) million for the three months ended June 30, 2021 and 2020, respectively, after deducting the fixed dividends to Series B preferred shareholders of $317 thousand and the fair value revaluation deemed contribution of $367 thousand following the redemption amendment to the Series B signed June 14, 2021.

Total comprehensive loss was $(1.7) million and $(1.4) million for the three months ended June 30, 2021 and 2020, reflecting the effect of cumulative foreign currency translation adjustments on consolidation, with the net effect in the quarter of $0.5 million gain and $(0.0) million for the three months ended June 30, 2021 and 2020, respectively.

The EPS loss for the three months ended June 30, 2021 was $(0.04) per basic and diluted share, compared to $(0.08) per basic and diluted share for the three months ended June 30, 2020.

EBITDA for the three months ending June 30, 2021 was $2.9 million, as compared to $(0.6) million EBITDA loss for the three months ending June 30, 2020.

Adjusted EBITDA for the three months ended June 30, 2021 was $5.4 million, as compared to $0.0 million for the three months ended June 30, 2020. Adjustments to EBITDA include stock-based compensation expense, gains/losses recognized upon the settlement of certain debt instruments, gains/losses from the remeasurement of derivative liabilities, and the effects of purchase accounting adjustments in connection with acquisitions.

At June 30, 2021, Boxlight had $7.4 million in cash and cash equivalents, $26.7 million in working capital, $155.3 million in total assets, $18.9 debt, $51.1 million in stockholders’ equity, 57.8 million common shares issued and outstanding, and 3.1 million preferred shares issued and outstanding.

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Financial Results for the Six Months Ended June 30, 2021

Revenues for the six months ended June 30, 2021 were $80.2 million as compared to $13.6 million for the six months ended June 30, 2020, resulting in a 492% increase due primarily to the acquisition of Sahara in September 2020 and increased demand for our solutions.

Gross profit for the six months ended June 30, 2021 was $21.4 million as compared to $4.3 million for the six months ended June 30, 2020. The gross profit margin for the six months ended June 30, 2021 was 26.7%, and adjusted for the net effect of acquisition-related purchase accounting, the margin was 28.7%, as compared to the 31.6% gross margin, as adjusted, reported for the six months ended June 30, 2020. As reported in Q1 2021, gross margins have been adversely impacted by approximately four percentage points due to increased freight and customs costs caused by supply chain challenges associated with the effects of the COVID-19 pandemic; this is anticipated to continue throughout 2021.

Total operating expenses for the six months ended June 30, 2021 were $21.9 million as compared to $7.7 million for the six months ended June 30, 2020. The increase primarily resulted from additional overhead costs associated with the acquired Sahara operations in September 2020.

Other income (expense) for the six months ended June 30, 2021 was net expense of $(4.4) million, as compared to net income of $0.1 million for the six months ended June 30, 2020. The increase in other expense was due to $0.7 million of increased interest expense associated with increased borrowings, $3.5 million of losses recognized on the settlement of certain debt obligations that were exchanged for common shares, and $0.2 million of additional losses that were recognized in 2021 upon the remeasurement of certain derivative liabilities associated with common stock warrants.

The Company reported a net loss of $(7.4) million for the six months ended June 30, 2021 as compared to a net loss of $(3.4) million for the six months ended June 30, 2020. Our UK deferred tax liabilities required remeasurement in the quarter to book an expense of $2.2M, following a change to the UK income tax rate in June 2021. Finance Bill 2021 (“the Bill”) provides for an increase in the UK statutory tax rate to 25% (from 19%) for taxpayers with profits over £250K beginning April 1, 2023.

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The net loss attributable to common shareholders was $(7.6) million and $(3.4) million for the six months ended June 30, 2021 and 2020, respectively, after deducting fixed dividends to Series B preferred shareholders of $635 thousand and the fair value revaluation deemed contribution of $367 thousand following the redemption amendment with the Series B shareholders signed June 14, 2021.

Total comprehensive loss was $(7.1) million and $(3.5) million for the six months ended June 30, 2021 and 2020, reflecting the effect of cumulative foreign currency translation adjustments on consolidation, with the net effect year to date of $0.3 million gain and $(0.0) million for the six months ended June 30, 2021 and 2020, respectively.

The EPS loss for the six months ended June 30, 2021 was $(0.13) per basic and diluted share, compared to $(0.22) per basic and diluted share for the six months ended June 30, 2020.

EBITDA for the six months ending June 30, 2021 was $0.5 million, as compared to $(1.8) million EBITDA loss for the six months ending June 30, 2020.

Adjusted EBITDA for the six months ended June 30, 2021 was $7.0 million, as compared to a loss of $(0.7) million for the six months ended June 30, 2020. Adjustments to EBITDA include stock-based compensation expense, gains/losses recognized upon the settlement of certain debt instruments, gains/losses from the remeasurement of derivative liabilities, and the effects of purchase accounting adjustments in connection with acquisitions.

At June 30, 2021, Boxlight had $7.4 million in cash and cash equivalents, $26.7 million in working capital, $155.3 million in total assets, $18.9 debt, $51.1 million in stockholders’ equity, 57.8 million common shares issued and outstanding, and 3.1 million preferred shares issued and outstanding.

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Second Quarter 2021 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2021 financial results on Thursday, August 12, 2021 at 4:30 p.m. Eastern Time. The conference call details are as follows:

Date:	Thursday, August 12, 2021
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-877-545-0320 (Domestic) 1-973-528-0016 (International)
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/42424

For those unable to participate during the live broadcast, a replay of the conference call will be available until 11:59 p.m. Eastern Time on Thursday, August 26, 2021 by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay passcode 42424.

Use of Non-GAAP Financial Measures

To supplement Boxlight’s financial statements presented on a GAAP basis, Boxlight provides EBITDA and Adjusted EBITDA as supplemental measures of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA and Adjusted EBITDA, non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation, the change in fair value of derivative liabilities, purchase accounting impact of inventory markup, and non- cash losses associated with debt settlement. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award winning brands Clevertouch® and Mimio®. The Company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, supporting accessories and professional services. For more information about Boxlight and the Boxlight story, visit http://www.boxlight.com and http://www.clevertouch.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, and competition in the industry, among other things. Boxlight encourages you to review other factors that may affect its future results and performance in Boxlight’s filings with the Securities and Exchange Commission.

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Boxlight Corporation

Condensed Consolidated Balance Sheets

As of June 30, 2021 and December 31, 2020

(Unaudited)

(in thousands, except share amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$7,437	$13,460
Accounts receivable – trade, net of allowances	36,115	20,869
Inventories, net of reserves	20,870	20,913
Prepaid expenses and other current assets	13,463	6,161
Total current assets	77,885	61,403

Property and equipment, net of accumulated depreciation	584	562
Intangible assets, net of accumulated amortization	53,306	55,157
Goodwill	23,352	22,742
Other assets	170	91
Total assets	$155,297	$139,953

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$26,107	$14,245
Accounts payable and accrued expenses – related parties	-	1,967
Short-term debt	16,485	16,817
Earn-out payable – related party	-	119
Deferred revenues – short-term	6,197	5,671
Derivative liabilities	536	363
Other short-term liabilities	1,857	1,209
Total current liabilities	51,182	40,392

Deferred revenues – long-term	12,334	10,482
Long-term debt	2,392	7,831
Deferred tax liability	9,375	7,902
Other long-term liabilities	365	2
Total liabilities	75,648	66,609

Commitments and contingencies (Note 13)

Mezzanine equity:
Preferred Series B	16,146	16,513
Preferred Series C	12,363	12,363
Total mezzanine equity	28,509	28,876
Stockholders’ equity:
Preferred Series A, $0.0001 par value, 50,000,000 shares authorized; 167,972 and 167,972 shares issued and outstanding, respectively	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 56,786,557 and 53,343,518 Class A shares issued and outstanding, respectively	6	5
Additional paid-in capital	100,559	86,768
Accumulated deficit	(54,886)	(47,498)
Accumulated other comprehensive income	5,461	5,192
Total stockholders’ equity	51,140	44,467

Total liabilities and stockholders’ equity	$155,297	$139,953

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Boxlight Corporation

Consolidated Condensed Statements of Operations and Comprehensive Loss

For the six months ended June 30, 2021 and 2020

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues, net	$46,754	$7,828	$80,177	$13,551
Cost of revenues	33,920	5,137	58,791	9,269
Gross profit	12,834	2,691	21,386	4,282

Operating expense:
General and administrative expenses	10,800	3,200	20,912	7,137
Research and development	481	285	955	602
Total operating expense	11,281	3,485	21,866	7,739

Income (loss) from operations	1,553	(794)	(480)	(3,457)

Other income (expense):
Interest expense, net	(764)	(628)	(1,782)	(1,088)
Other income, net	5	17	20	76
Changes in fair value of derivative liabilities	41	(74)	(225)	(46)
(Loss) gain from settlements of liabilities	(533)	53	(2,378)	1,139
Total other income (expense)	(1,251)	(632)	(4,365)	81

Net Income (Loss) before income taxes	$302	$(1,426)	$(4,845)	$(3,376)
Income tax expense	(2,522)	-	(2,543)	-
Net loss	$(2,220)	$(1,426)	$(7,388)	$(3,376)
Fixed dividends to Series B preferred shareholders	(317)	-	(635)	-
Contribution from Series B preferred shareholders	367	-	367	-
Net loss attributable to common stockholders	$(2,170)	$(1,426)	$(7,656)	$(3,376)

Comprehensive loss:
Net loss	$(2,220)	$(1,426)	$(7,388)	$(3,376)
Foreign currency translation loss	530	(5)	269	(108)
Total comprehensive loss	$(1,691)	$(1,431)	$(7,119)	$(3,484)

Net loss loss per common share – basic and diluted	$(0.04)	$(0.08)	$(0.13)	$(0.22)
Weighted average number of common shares outstanding – basic and diluted	57,871	17,637	56,518	15,066

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Boxlight Corporation

Reconciliation of Net Loss for the Three Months Ended

June 30, 2021 and 2020 to EBITDA and Adjusted EBITDA

(unaudited)

(in thousands)

(in thousands)	June 30, 2021	June 30, 2020
Net loss	$(2,220)	$(1,426)
Depreciation and amortization	1,815	221
Interest expense	764	628
Income tax benefit	2,522	-
EBITDA	$2,881	$(577)
Stock-based compensation expense	1,182	249
Change in fair value of derivative liabilities	(41)	74
Purchase accounting impact of fair valuing inventory	15	14
Purchase accounting impact of fair valuing deferred revenue	790	-
Net loss on settlement of Lind debt in stock	532	244
Adjusted EBITDA	$5,359	$4

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Boxlight Corporation

Reconciliation of Net Loss for the Six Months Ended

June 30, 2021 and 2020 to EBITDA and Adjusted EBITDA

(unaudited)

(in thousands)

(in thousands)	June 30, 2021	June 30, 2020
Net loss	$(7,388)	$(3,376)
Depreciation and amortization	3,570	440
Interest expense	1,782	1,088
Income tax benefit	2,543	-
EBITDA	$507	$(1,848)
Stock-based compensation expense	1,859	520
Change in fair value of derivative liabilities	225	46
Purchase accounting impact of fair valuing inventory	30	19
Purchase accounting impact of fair valuing deferred revenue	1,597	-
Net loss on settlement of Lind debt in stock	2,735	591
Adjusted EBITDA	$6,953	$(672)

Media

Sunshine Nance
+1 360-464-2119 x254
sunshine.nance@boxlight.com

Investor Relations

+1 360-464-4478

investor.relations@boxlight.com

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